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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


This Agreement is made between The DeWolfe Companies, Inc. ("DeWolfe") and James
A. Marcotte ("Employee"). DeWolfe agrees to associate with Employee upon the terms contained in this agreement, and Employee agrees to work in the best interests of DeWolfe at all times, upon the terms contained in this agreement.

TERM:         The employment shall commence on or before July 1, 1996 and will continue until canceled, amended, or terminated as described in this agreement.

TITLE:        The Employee will use the title "Chief Financial Officer", or any other title designated by DeWolfe from time to time to describe the Employee in dealings with others. The Employee shall be a Senior Vice President of The DeWolfe Companies, Inc.

ASSIGNMENT:   The Employee's assignment and responsibilities will be defined by the Chief Executive Officer or Executive Vice President of DeWolfe, and may be changed at any time. However, the Employee shall report directly to the Chief Executive Officer in those instances wherein the Chief Executive Officer has so requested or where otherwise deemed appropriate by the Employee. In general, the Employee is responsible for managing the day-to-day activities involved with the Accounting and Financial Resources Department of DeWolfe, including but not limited to, (i) managing all other employees assigned, (ii) planning, budgeting and implementing DeWolfe resources toward financial success, and (iii) in general, directing a service oriented Accounting and Financial Resources Department toward achieving the business goals established by the Board of Directors of DeWolfe, including financial management and reporting for all of DeWolfe's business units, and other responsibilities customarily associated with the role of Chief Financial Officer of a public company. The Employee will keep informed about DeWolfe's businesses in general, and about the specific accounting principles applicable to DeWolfe; and shall participate in all training, meetings and functions required by DeWolfe.

COMPENSATION: Compensation will be established by DeWolfe from time to time, and initially will be paid in accordance with the Compensation Schedule attached as Exhibit A. The Employee shall be entitled to all benefits generally provided by DeWolfe to its senior executives. The Employee shall be entitled to 4 weeks vacation time, mutually agreed upon, submitted in writing (vacation time may not be carried forward to next year), accruing at a rate of 5 days after each three month period of employment. Health insurance coverage, within the group plans approved by DeWolfe for its employees, will be paid in full.

TERMINATION: This Agreement and the employment created thereby may be terminated at any time without cause by either party upon 90 days written notice. DeWolfe may terminate this agreement and the employment created herein without notice for cause, including fraud, criminal activity, dereliction of duties or willful failure to comply with the terms of the agreement or DeWolfe policies or procedures. After termination, the Employee will not solicit any employee, sales associate or manager or other person associated with DeWolfe or its affiliated companies for the purpose of inducing that person(s) to terminate employment or association with DeWolfe for a period of two years after said termination. If the employment is terminated by DeWolfe without cause, but not if the Employee terminates or if DeWolfe terminates with cause, then the Employee shall receive severance payments in an amount equal to three month's base pay, plus an additional three month's base pay for each year of
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employment completed, up to a maximum of $125,000, payable over a one year period, in accordance with DeWolfe's payroll policy.

CONFIDENTIALITY:   It is understood that the Employee may from time to time have knowledge of information which is confidential in nature, including, but not limited to customer and client lists, agent and management information, training and procedures, manuals, sales tactics, strategies, financial results and other trade secrets. The Employee will not, at any time during employment or after termination, disclose any confidential information, nor trade in the stock of The DeWolfe Companies, Inc. based upon confidential information.

NOTICES:   Any notice required under this agreement will be deemed sufficient if mailed or delivered to the parties at the following addresses:

Employee:
James A. Marcotte
43 Sparhawk Rd
Londonderry, NH  03053

DeWolfe:
Richard B. DeWolfe
The DeWolfe Companies, Inc.
80 Hayden Avenue
Lexington, MA  02173

GOVERNING LAW: This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

Signed this       day of April, 1996.

Employee                          The DeWolfe Companies, Inc.



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James A. Marcotte                 By:  Paul Harrington, Executive Vice President
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                              COMPENSATION SCHEDULE
                                    EXHIBIT A
                                 DATE APRIL 1996

This compensation schedule is incorporated by reference in the Employment Agreement between The DeWolfe Companies, Inc. ("DeWolfe") and the Employee named below, and supersedes any prior Compensation Schedule. The Employee shall receive base pay of $4,807.69 every two weeks ($125,000/ yr.) in accordance with DeWolfe's current payment system. In addition, Employee will receive a grant of options for 6,000 shares of DeWolfe stock, pursuant to the standard Incentive Stock Option Agreement, a copy of which is attached hereto, at an exercise price equal to the fair market value of DeWolfe common stock on the date of grant, which shall be the date of commencement of employment. The Employee shall be reimbursed for reasonable expenses incurred to promote the business of DeWolfe, including travel, training, and education expenses necessary as a CPA, cellular or mobile telephone service according to company policy, and professional association dues that are reasonable and customary for a Chief Financial Officers of a public company, as approved by the President or Executive Vice President.

Employee                          The DeWolfe Companies, Inc.



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James A. Marcotte                 By:  Paul Harrington, Executive Vice President